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                                                               EXHIBIT 9.4

                          ACCOUNTING SERVICES AGREEMENT



     THIS AGREEMENT is made as of _________________, 1996 by and between NICHOLAS-APPLEGATE SERIES TRUST, a Delaware business trust (the "Fund") and PFPC INC., a Delaware corporation ("PFPC"), which is an indirect wholly owned subsidiary of PNC Bank Corp.

                              W I T N E S S E T H:

     WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Fund wishes to retain PFPC to provide accounting services, and PFPC wishes to furnish such services; and

     NOW, THEREFORE in consideration of the premises and the mutual covenants herein contained, and intending to be legally bound hereby the parties hereto agree as follows:

     1.  DEFINITIONS AS USED IN THIS AGREEMENT.

          (a)  "1933 ACT" means the Securities Act of 1933, as amended.

          (b)  "1934 ACT" means the Securities Exchange Act of 1934, as amended.



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          (c)  "AUTHORIZED PERSON" means any officer of the Fund and any other person duly authorized by the Fund's Board of Trustees to give Oral Instructions and Written Instructions on behalf of the Fund and listed on the Authorized Persons Appendix attached hereto and made a part hereof or any amendment thereto as may be received by PFPC. An Authorized Person's scope of authority may be limited by the Fund by setting forth such limitation in the Authorized Persons Appendix.

          (d)  "CEA" means the Commodities Exchange Act, as amended.

          (e) "ORAL INSTRUCTIONS" mean oral instructions received by PFPC from an Authorized Person or from a person reasonably believed by PFPC to be an Authorized Person.

          (f)  "SERIES" means the following series of Shares of the Fund:
Nicholas-Applegate Core Growth Series, Nicholas-Applegate Income & Growth Series, Balanced Growth Series and International Growth Series, and any other series of the Fund which may be established in the future and to which PFPC provides accounting services.

          (g)  "SEC"  means the Securities and Exchange Commission.

          (h) "SECURITIES LAWS" mean the 1933 Act, the 1934 Act, the 1940 Act and the CEA.

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          (i)  "SHARES"  mean the shares of beneficial interest of any series or class of the Fund.


          (j) "WRITTEN INSTRUCTIONS" mean written instructions signed by an Authorized Person and received by PFPC. The instructions may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.

     2. APPOINTMENT. The Fund hereby appoints PFPC to provide accounting services to each of the Series in accordance with the terms set forth in this Agreement. PFPC accepts such appointment and agrees to furnish such services. In the event the Fund establishes one or more series other than the Series named herein, it shall notify PFPC in writing. If PFPC is willing to accept such appointment under this Agreement, it will so notify the Fund in writing, whereupon such series will be subject to the same provisions of this Agreement as are the Series named herein, except to the extent that such provisions are modified with respect to such series in writing between the Fund and PFPC.

     3. DELIVERY OF DOCUMENTS. The Fund has provided or, where applicable, will provide PFPC with the following:

          (a) certified or authenticated copies of the resolutions of the Fund's Board of Trustees, approving the appointment of PFPC or its affiliates to provide services to

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               each Series and approving this Agreement;

          (b)  a copy of Fund's most recent effective registration statement;

          (c)  a copy of each Series' advisory agreement or agreements;

          (d) a copy of the distribution agreement with respect to each class of Shares representing an interest in a Series;

          (e) a copy of any additional administration agreement with respect to a Series;

          (f) a copy of any shareholder servicing agreement made in respect of the Fund or a Series; and

          (f) copies (certified or authenticated, where applicable) of any and all amendments or supplements to the foregoing.

     4. COMPLIANCE WITH GOVERNMENT RULES AND REGULATIONS. PFPC undertakes to comply with all applicable requirements of the Securities Laws, and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by PFPC hereunder. Except as specifically set forth herein, PFPC assumes no responsibility for such compliance by the Fund or any Series.

     5.  INSTRUCTIONS.

          (a) Unless otherwise provided in this Agreement, PFPC shall act only upon Oral Instructions and Written Instructions.

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          (b)  PFPC shall be entitled to rely upon any Oral Instructions and
Written Instructions it receives from an Authorized Person (or from a person reasonably believed by PFPC to be an Authorized Person) pursuant to this Agreement. PFPC may assume that any Oral Instructions or Written Instruction received hereunder is not in any way inconsistent with the provisions of organizational documents or this Agreement or of any vote, resolution or proceeding of the Fund's Board of Trustees or of the Fund's shareholders, unless and until PFPC receives Written Instructions to the contrary.

          (c) The Fund agrees to forward to PFPC Written Instructions confirming Oral Instructions so that PFPC receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by PFPC shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions. Where Oral Instructions or Written Instructions reasonably appear to have been received from an Authorized Person, PFPC shall incur no liability to the Fund in acting upon such Oral Instructions or Written Instructions provided that PFPC's actions comply with the other provisions of this Agreement.

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     6.  RIGHT TO RECEIVE ADVICE.

          (a) ADVICE OF THE FUND. If PFPC is in doubt as to any action it should or should not take, PFPC may request directions or advice, including Oral Instructions or Written Instructions, from the Fund.

          (b) ADVICE OF COUNSEL. If PFPC shall be in doubt as to any question of law pertaining to any action it should or should not take, PFPC may request advice at its own cost from such counsel of its own choosing (who may be counsel for the Fund, the Fund's investment adviser or PFPC, at the option of PFPC).

          (c) CONFLICTING ADVICE. In the event of a conflict between directions, advice or Oral Instructions or Written Instructions PFPC receives from the Fund and the advice PFPC receives from counsel, PFPC may rely upon and follow the advice of counsel. In the event PFPC so relies on the advice of counsel, PFPC remains liable for any action or omission on the part of PFPC which constitutes willful misfeasance, bad faith, gross negligence or reckless disregard by PFPC of any duties, obligations or responsibilities set forth in this Agreement.

          (d) PROTECTION OF PFPC. PFPC shall be protected in any action it takes or does not take in reliance upon directions, advice or Oral Instructions or Written

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Instructions it receives from the Fund or from counsel and which PFPC believes, in good faith, to be consistent with those directions, advice and Oral Instructions or Written Instructions. Nothing in this section shall be construed so as to impose an obligation upon PFPC (i) to seek such directions, advice or Oral Instructions or Written Instructions, or (ii) to act in accordance with such directions, advice or Oral Instructions or Written Instructions unless, under the terms of other provisions of this Agreement, the same is a condition of PFPC's properly taking or not taking such action.
Nothing in this subsection shall excuse PFPC when an action or omission on the part of PFPC constitutes willful misfeasance, bad faith, gross negligence or reckless disregard by PFPC of any duties, obligations or responsibilities set forth in this Agreement.

     7. RECORDS; VISITS. The books and records pertaining to the Fund and the Series which are in the possession or under the control of PFPC shall be the property of the Fund. The Fund and Authorized Persons, shall have access to such books and records at all times during PFPC's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by PFPC to the Fund or to an Authorized Person at the Fund's expense.

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     PFPC shall keep the following records:

     (a)  all books and records with respect to the Fund's books  of account;

     (b)  records of each Series' securities transaction.

     8. CONFIDENTIALITY. PFPC agrees to keep confidential all records of the Fund and information relating to the Fund and its shareholders, unless the release of such records or information is otherwise consented to, in writing, by the Fund. The Fund agrees that such consent shall not be unreasonably withheld and may not be withheld where PFPC may be exposed to civil or criminal contempt proceedings or when required to divulge such information or records to duly constituted authorities.

     9. LIAISON WITH ACCOUNTANTS. PFPC shall act as liaison with the Fund's independent public accountants and shall provide account analyses, fiscal year summaries, and other audit-related schedules with respect to each Series. PFPC shall take all reasonable action in the performance of its duties under this Agreement to assure that the necessary information is made available to such accountants for the expression of their opinion, as required by the Fund.

     10. DISASTER RECOVERY. PFPC shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment to the extent

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appropriate equipment is available.  In the event of equipment failures, PFPC shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions. PFPC shall have no liability with respect to the loss of data or service interruptions caused by equipment failure provided such loss or interruption is not covered by PFPC's own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties or obligations under this Agreement.

     11. COMPENSATION. As compensation for services rendered by PFPC during the term of this Agreement, the Fund, on behalf of each Series, will pay to PFPC a fee or fees as may be agreed to in writing by the Fund and PFPC.

     12. INDEMNIFICATION. The Fund, on behalf of each Series, agrees to indemnify and hold harmless PFPC and its affiliates from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the Securities Laws and any state or foreign securities and blue sky laws, and amendments thereto), and expenses, including (without limitation) attorneys' fees and disbursements arising directly or indirectly from any action or omission to act which PFPC takes (i) at the request or on the direction of or in

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reliance on the advice of the Fund or (ii) upon Oral Instructions or Written
Instructions. Neither PFPC, nor any of its affiliates, shall be indemnified against any liability to the Fund or to its shareholders (or any expenses incident to such liability) arising out of PFPC's or its affiliates' own willful misfeasance, gross negligence or reckless disregard of its duties and obligations under this Agreement. Any amounts payable by the Fund hereunder shall be satisfied only against the relevant Series' assets and not against the assets of any other investment portfolio of the Fund.

     13.  RESPONSIBILITY OF PFPC.

          (a) PFPC shall be under no duty to take any action on behalf of the Fund or any Series except as specifically set forth herein or as may be specifically agreed to by PFPC in writing. PFPC shall be obligated to exercise care and diligence in the performance of its duties hereunder, to act in good faith and to use its best efforts, within reasonable limits, in performing services provided for under this Agreement. PFPC shall be liable for any damages arising out of PFPC's failure to perform its duties under this Agreement to the extent such damages arise out of PFPC's willful misfeasance, bad faith, gross negligence or reckless disregard of such duties.

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          (b)  Without limiting the generality of the foregoing or of any other provision of this Agreement (i) PFPC shall not be liable for losses beyond its control, provided that PFPC has acted in accordance with the standard of care set forth above; and (ii) PFPC shall not be liable for (i) the validity or invalidity or authority or lack thereof of any Oral Instructions or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which PFPC reasonably believes to be genuine; or (ii) subject to Section 10, delays or errors or loss of data occurring by reason of circumstances beyond PFPC's control, including acts of civil or military authority, national emergencies, labor difficulties, fire, flood, catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

          (c) Notwithstanding anything in this Agreement to the contrary, neither PFPC nor its affiliates shall be liable to the Fund or any Series for any consequential, special or indirect losses or damages which the Fund or any Series may incur or suffer by or as a consequence of PFPC's or any affiliates' performance of the services provided hereunder, whether or not the likelihood of such losses or damages was known by PFPC or its affiliates.

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     14.  DESCRIPTION OF ACCOUNTING SERVICES ON A CONTINUOUS BASIS.   PFPC will
perform the following accounting services with

respect to each Series:

               (i) Journalize investment, capital share and income and expense activities;

              (ii) Verify investment buy/sell trade tickets when received from the investment adviser for a Series (the "Adviser") and transmit trades to the Fund's custodian (the "Custodian") for proper settlement;

             (iii) Maintain individual ledgers for investment securities;

              (iv)  Maintain historical tax lots for each
                    security;

               (v) Reconcile cash and investment balances with the Custodian, and provide the Adviser with the beginning cash balance available for investment purposes;

              (vi)  Update the cash availability throughout the    day as
                    required by the Adviser;

             (vii) Post to and prepare the Statement of Assets and Liabilities and the Statement of Operations;

            (viii)  Calculate various contractual expenses         (E.G.,
                    advisory and custody fees);

              (ix)  Monitor the expense accruals and notify        an officer of
                    the Fund of any proposed         adjustments;

               (x) Control all disbursements and authorize such disbursements upon Written Instructions;

              (xi)  Calculate capital gains and losses;

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             (xii)  Determine net income;

            (xiii) Obtain security market quotes from independent pricing services approved by the Adviser, or if such quotes are unavailable, then obtain such prices from the Adviser, and in either case calculate the market value of each Series' Investments;

             (xiv) Transmit or mail a copy of the daily portfolio valuation to the Adviser;

              (xv)  Compute net asset value;

             (xvi) As appropriate, compute yields, total return, expense ratios, portfolio turnover rate, and, if required, portfolio average dollar-weighted maturity; and

            (xvii) Prepare a monthly financial statement, which will include the following items:

                              Schedule of Investments
                              Statement of Assets and Liabilities
                              Statement of Operations
                              Statement of Changes in Net Assets
                              Cash Statement
                              Schedule of Capital Gains and Losses.

     15. DURATION AND TERMINATION. This Agreement shall continue until terminated by the Fund or by PFPC on sixty (60) days' prior written notice to the other party.

     16. NOTICES. All notices and other communications, including Written Instructions, shall be in writing or by

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confirming telegram, cable, telex or facsimile sending device.  If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered. Notices shall be addressed (a) if to PFPC, at address, 400 Bellevue Parkway, Wilmington, Delaware 19809; (b) if to the Fund, at
               , Attn:               ; or (c) if to neither of the foregoing, at
such other address as shall have been provided by like notice to the sender of any such notice or other communication by the other party.

     17. AMENDMENTS. This Agreement, or any term thereof, may be changed or waived only by written amendment, signed by the party against whom enforcement of such change or waiver is sought.

     18. DELEGATION; ASSIGNMENT. PFPC may assign its rights and delegate its duties hereunder to any wholly-owned direct or indirect subsidiary of PNC Bank, National Association or PNC Bank Corp., provided that (i) PFPC gives the Fund thirty (30) days' prior written notice; (ii) the delegate (or assignee) agrees with PFPC and the Fund to comply with all relevant provisions of the 1940 Act;

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and (iii) PFPC and such delegate (or assignee) promptly provide such information as the Fund may request, and respond to such questions as the Fund may ask, relative to the delegation (or assignment), including (without limitation) the capabilities of the delegate (or assignee).

     19. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     20. FURTHER ACTIONS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

     21.  MISCELLANEOUS.

          (a) ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties or Oral Instructions.

          (b) CAPTIONS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

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          (c)  GOVERNING LAW.  This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

          (d) PARTIAL INVALIDITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

          (e) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          (f) FACSIMILE SIGNATURES. The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                              PFPC INC.



                              By:
                                 ---------------------------
                              Title:
                                    -----------------------



                              NICHOLAS-APPLEGATE SERIES TRUST


                              By:
                                 ---------------------------
                              Title:
                                    -----------------------

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                  AUTHORIZED PERSONS APPENDIX


NAME (TYPE)                             SIGNATURE

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